Exhibit 10.14

SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is entered into as of this 23rd day of November, 2016, by and between PharmaCann LLC, an Illinois limited liability company (“Seller”), and IIP Operating Partnership, LP, a Delaware limited partnership (“Buyer”).

RECITALS

A.       WHEREAS, Seller and Buyer are parties to that certain Purchase Agreement dated as of August 22, 2016, as amended by that certain First Amendment to Purchase Agreement dated September 16, 2016 (as the same may have been amended, supplemented or modified from time to time, the “Existing PSA”), where Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, Seller’s right, title and interest in that certain real property with the street address 600 Neelytown Road, Hudson Valley Crossing, Montgomery, New York; and

B.        WHEREAS, in accordance with Section 16.4 of the Existing PSA, Seller and Buyer desire to modify and amend the Existing PSA only in respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Seller and Buyer, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.         Definitions.   For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing PSA unless otherwise defined herein. The Existing PSA, as amended by this Amendment, is referred to collectively herein as the “Agreement.” From and after the date hereof, the term “Agreement,” as used in the Existing PSA, shall mean the Existing PSA, as amended by this Amendment.

2.         Section 3.2 of the Existing PSA is hereby amended and restated in its entirety to read as follows:

“IPO Contingency.   The Deposit shall be refundable in the event that Buyer does not successfully complete Buyer’s initial public offering (“IPO”) in an amount not less than $75,000,000 on or before December 6, 2016, and as otherwise provided herein. Buyer agrees to keep Seller advised as to the status of the IPO and/or other capital raises.”

3.         The first sentence of Section 7 of the Existing PSA is hereby amended and restated in its entirety to read as follows:

“Subject to Section 6, Buyer shall have from the Contract Date until 11:59 p.m. Eastern Time on December 6, 2016 (the “Due Diligence Period”) to inspect and investigate the Property, including roof, plumbing, soils, electrical, sprinkler, water, sewer, mechanical, engineering, heating, ventilation and air conditioning and life safety systems, structural integrity of the Improvements, measurement of the square footage of the Land and Improvements, legal status and requirements pertaining to the Property (including applicable building codes, zoning, environmental, public health and fire safety laws), hazardous substance inspections including preparation of an environmental assessment, suitability of the Property for Buyer’s purposes and all other matters of significance to Buyer.”

4.         Effect of Amendment.   Except as modified by this Amendment, the Existing PSA and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing PSA, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

5.         Miscellaneous.   This Amendment becomes effective only upon execution and delivery hereof by Seller and Buyer. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

6.         Authority.   Each of Seller and Buyer guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies or other organizations on whose behalf such individual or individuals have signed.

7.         Counterparts; Facsimile and PDF Signatures.   This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date and year first above written.

SELLER:

PHARMACANN LLC

By:	/s/ Teddy Scott
Name:	Teddy Scott
Title:	Manager

BUYER:

IIP OPERATING PARTNERSHIP, LP

By:	/s/ Paul E. Smithers
Name:	Paul E. Smithers
Title:	CEO